SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549
                             ----------------------

                                   FORM SB-2/A
             Registration Statement under the Securities Act of 1933
                             ----------------------



                              GPH ENTERPRISES, INC.
                Exact Name of Issuer as Specified in Its Charter)

     Delaware                         4813                        94-3360227
     --------                         ----                        ----------
State of Incorporation      Primary Standard Industrial        I.R.S. Employer
                             Classification Code Number       Identification No.

                     700 Sleater-Kinney Road SE, Suite 243B
                             Lacey, Washington 98503
                                 (360) 290-0215
                               (360) 923-9648 FAX
     (Address and Telephone Number of Issuer's Principal Executive Offices)


                                 Daniel Brailey
                     700 Sleater-Kinney Road SE, Suite 243B
                             Lacey, Washington 98503
                                 (360) 290-0215
           (Name, Address, and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practical after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Registration statement is expected to be made pursuant to Rule 434, please check the box. |_|

                      CALCULATION OF REGISTRATION FEE
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                                     Proposed      Proposed
                                     Maximum       Maximum
Title of             Amount          Offering      Aggregate   Amount of
Shares to be         to be           Price         Offering    Registration
Registered           Registered      Per Share     Price       Fee
-----------          ----------      ---------     ---------   ------------

Common Stock,
  $.0001
  par value           305,000          $0.10        $ 30,500      $8.05
                       shares                           (1)

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(1) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o). Where the all the securities are being offered by existing security holders and if the security holders offer, if any, securities to the general public, the registration fee is to be calculated upon the basis of the proposed offering price to the general public

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS


                              GPH ENTERPRISES, INC.
                         305,000 SHARES OF COMMON STOCK

                         OFFERING PRICE $0.10 PER SHARE

      Up to 305,000 of the shares of common stock offered hereby are being sold by GPH Enterprises, Inc. shareholders as named in "Selling Security Shareholders" within this Registration Statement.


      The purchase of GPH's common stock is speculative and involves a high degree of risk. There is no current market for the shares being offered herein. Before deciding to invest in GPH's common stock, carefully read the prospectus, especially the Risk Factors beginning on page 8.


      Neither the Securities and Exchange Commission, nor any State Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



     The selling security holders are selling all the shares. The offering price for the shares will be $0.01 - $0.10 per share until the shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.






               The date of this prospectus is February ____, 2002

                                TABLE OF CONTENTS


Summary .......................................................................6
Offering ......................................................................6
Risk Factors ..................................................................8
Forward Looking Statements....................................................14
Available Information.........................................................15
Use of Proceeds...............................................................15
Determination of Offering Price...............................................15
Dilution......................................................................16
Dividend Policy...............................................................16
Selling Shareholders..........................................................16
Plan of Distribution..........................................................18
Legal Proceedings.............................................................19
Directors, Officers, Promoters, and Control Persons...........................19
Security Ownership of Certain Beneficial Owners and Management................20
Description of Securities.....................................................21
Interests of Named Experts and Counsel........................................23
Securities Act Indemnification Disclosure.....................................24
Organization Within the Last Five Years.......................................25
Description of Business.......................................................25
Plan of Operation.............................................................30
Description of Property.......................................................32
Certain Relationships and Related Transactions................................33
Market for Common Equity and Related Stockholder Matters......................33
Executive Compensation........................................................33
Changes in or Disagreements with Accountants Disclosure.......................34
Financial Statements.................................................F-1 to F-10
Indemnification of Directors and Officers.....................................35
Other Expenses of Issuance and Distribution...................................37
Recent Sales of Unregistered Securities.......................................38
List of Exhibits..............................................................38
Undertakings..................................................................38
Signatures....................................................................39

Until ________, 2001, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               Prospectus Summary

                              GPH Enterprises, Inc.

      This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 8.

Corporate Background

      GPH Enterprises, Inc. was organized on March 9, 2000, has not generated any revenue to date and is still a development stage corporation. GPH is in the business of developing an Internet e-commerce web site that will sell wireless telecommunications accessories and equipment primarily to retail consumers.

      GPH Enterprise, Inc.'s principal office is located at 700 Sleater-Kinney Road SE, Suite 243B, Lacey, Washington 98503. Our telephone number at that location is (360) 290-0215 and our facsimile number is (360) 923-9648. Our web site, still a work in progress, can be located at www.wirelessnetshop.com. The
                                                  -----------------------
information contained our web site is not part of this prospectus.


                                  The Offering
                                  ------------

Securities Being Offered          Up to 305,000 shares of common stock,  $0.0001
                                  par value per share are being sold by certain
                                  Selling Shareholders.

Offering Price                    A price range, if and when, the selling
                                  shareholders sell the shares of common stock has been estimated at $0.01 to $0.10. However, the selling shareholders will be responsible to determine, if and when, they sell their shares. Therefore, the offering price will be determined by market factors and the independent decisions of the selling shareholders.

Market for the                    There is no public market for the common
Common Shares                     shares. If and when a market develops or any
                                  sales are consummated different than the estimated price range of $0.01 to $0.10, GPH will report such sale on:

                                      -   A prospectus supplement, if within 20%
                                          of the estimated range; or

                                      -   A post effective amendment,  if more
                                          than 20% of the  estimated range.

                                  If and when a market develops, GPH will file a post-effective amendment to revise the cover page and plan of distribution to reflect the current market prices of the common shares.

                                  GPH intends to apply for listing on the OTC
                                  Bulletin Board as soon as meeting listing requirements, there is no assurance that GPH will be granted a listing. If GPH is granted a listing, there is no assurance that a market for the common shares will develop. If a market develops, there can be no assurances that the price of the shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower.

Terms of the Offering             The selling shareholders will determine when
                                  and how they will sell the common stock
                                  offered in this prospectus.

Termination of the Offering       The offering will conclude when all of the
                                  305,000 shares of common stock have been sold,
                                  the shares no longer need to be registered
                                  to be sold or GPH decides to terminate  the
                                  registration of the shares.
Securities Issued
And to be Issued                  1,305,000 shares of our common stock are
                                  issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                   GPH will not receive any proceeds from the
                                  sale of the common stock by the selling
                                  shareholders. The expenses of this offering, including preparation thereof, are estimated at $2,500, and are being paid by GPH.


      Unless otherwise indicated, all information in this prospectus, including per share data and information relating to the number of shares issued and outstanding has been adjusted for a five-for-one (5:1) forward stock split of our common stock effective on July 5, 2001. You should rely only on the information contained in this prospectus. GPH has not authorized anyone to provide you with information different from that, which is contained in this prospectus. The selling security holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

                                  RISK FACTORS

     A. GPH cannot  predict  whether it will succeed  because  there has been no
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operating history.
------------------

      GPH Enterprises, Inc. is a development stage company that was only recently founded, in March of 2000. Although GPH has reserved a web domain name, found at www.wirelessnetshop.com, and is near completion of developing the proposed website, it has yet to begin its initial revenue generating operations. There can be no assurance that GPH will ever reach a level of profitability. The revenue and income potential of GPH's proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of the business.

     B.  GPH's  operating  results in one or more  future  periods  will  likely
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fluctuate  significantly  and may fail to meet or  exceed  the  expectations  of
--------------------------------------------------------------------------------
investors.
---------

      If, and when, GPH begins operations, GPH expect significant fluctuations in future results of operation due to a variety of factors, many of which are outside of our control, including, but not limited to:

          >>   Demand for and market acceptance of products;

          >>   GPH's ability to expand its market share;

          >>   Competitive factors that affect GPH's pricing structure;

          >>   The variety and mix of products GPH sells;

          >>   The timing and magnitude of our capital  expenditures,  including
               costs  relating  to  the  start-up,   marketing,   and  continued
               expansion of operations;

          >> Conditions specific to the wireless communications industry and general economic factors;

          >> Changes in generally accepted accounting policies, especially those related to the wireless communication industry and on-line retail industry; and

          >>   New government regulation or legislation.

     C. Because GPH is a start-up  company with limited funds it may not be able
--------------------------------------------------------------------------------
to develop the business into a revenue generating operation.
------------------------------------------------------------

      GPH's ability to develop the business into a revenue generating operation will depend on a number of factors, which include the ability to:

          >> Provide wireless communication accessories that are reliable, cost effective, and be able to accommodate any significant increase in the number of users;

          >> Market the retail sales of wireless equipment that GPH carries and market web site effectively;

          >>   Continue  to  grow  GPH's   infrastructure   to  accommodate  new
               developments in the on-line wireless communications sales;

          >> Establish relationships with wholesalers and direct suppliers within the wireless communications industry that will allow GPH to sell products at a profit;

          >>   Hire, retain, and motivate qualified personnel; and

          >>   Effectively respond to competition.

      If GPH is not successful in meeting these challenges and/or addressing the risks and uncertainties associated with operating a business with limited funds, GPH would not be successful, and any investment made in the common stock would decline in value, or be completely lost.

     D. GPH may not be able to expand a customer base satisfactory and therefore
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may never become profitable.
----------------------------

      The sales of wireless telecommunication equipment "on-line" is a relatively new and emerging market; there can be no assurance that customers will adopt what GPH plans to sell. Accordingly, GPH cannot accurately estimate the potential demand for the products GPH anticipates selling. GPH believes that the acceptance of our products will depend on the ability to:

          >> Effectively market GPH's web site and the wireless equipment and accessories that it anticipates on selling;

          >> Provide high quality customer support and be able to attract and retain customers;

          >> Distribute and price our products in a manner that is appealing to customers and users of wireless accessories;

          >> Develop and maintain a favorable reputation among our customers, potential customers, and users of wireless telecommunication equipment; and

          >> Have the financial ability to withstand downturns in the general economic conditions or conditions that would slow sales of wireless telecommunication devises and accessories.

      Many of the factors that may affect the expansion of a customer base are beyond GPH's control. If GPH is unable to expand its customer base, it will negatively impact the ability to generate revenues, and in turn, prevent GPH from becoming a profitable business.

     E. If GPH's plan to sell  wireless  communication  accessories  directly to
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customers  over  the  Internet,  through  its  proposed  web  site  were  not be
--------------------------------------------------------------------------------
successful,  GPH would not be able to  generate  revenue,  and as a result,  its
--------------------------------------------------------------------------------
common stock would lose some, if not all of its value.
------------------------------------------------------

      GPH Enterprises plans to sell wireless telecommunication equipment directly to customer through its proposed Internet based web site. The ability to achieve revenue growth in the future will depend on the ability to develop and maintain an effective web site that will attract customers, the ability to hire qualified sales and technical personnel, and offer new wireless accessories in a new emerging market. In addition, GPH is dependent on several factors relating to the Internet as whole, including the relatively new and unproven nature the Internet is as a medium for commerce. The Internet is a developing market and wide spread acceptance of the Internet has not been statistically proven. GPH's long-term viability is substantially dependent upon the continued widespread acceptance and use of the Internet as a medium for retail commerce, in terms of the sales of both products and services to businesses and individuals. Only recently have a few select companies shown a reasonable profit through Internet business sales and commerce, there can be no assurance that a trend towards profitability will continue or be sustained by GPH, of which would negatively impact its common share price.

     F. Customer's orders may substantially vary in size, making it difficult to
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forecast quarterly results and create fluctuation in cash flows.
----------------------------------------------------------------

      The anticipated pricing structure (though at this time not narrowly defined), will likely range from a few dollars to several thousand dollars. If customer orders are limited to lower end accessories, or on average to lower priced accessories, GPH may show losses during these times and may not be able to recoup the losses with future revenue. Due to these factors GPH's quarter-to-quarter comparisons of future operating results will not be a good indication of future performance.

      G. In the future, GPH plans to increase operating expenses; such increases
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of expenses may not be offset with revenue, thereby resulting in significant
----------------------------------------------------------------------------
losses.
-------

      GPH plans to increase operating expenses to bring about and support higher sales of wireless telecommunication accessories, which will result in greater losses.

      GPH plans to increase operating expenses to expand sales and marketing operations. The anticipated operating expenses will include sales and marketing as well as general and administrative expenses. If revenue falls below our expectations in any quarter and GPH are not able to quickly reduce spending in response, GPH's operations will be adversely affected and may result in significant losses that GPH will not be able to recover from.

      H. GPH will need additional funds, currently estimated at $100,000 to
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$150,000, to expand the proposed business, which it may be unable to obtain on
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terms acceptable to management.
-------------------------------

      The future expansion of the business, beyond the initial development stages, as described herein, will require significant capital to fund anticipated operating losses, working capital needs, marketing, and capital expenditures. Management believes during the next twelve months, GPH will be able to meet its cash requirements with its current balance sheet. However, there can be no assurance GPH will be successful in raising future proceeds or that it proposed business will be able to generate a level of revenue that can sustain the growth and expansion of the business. Any shortfall of capital, whether the inability to raise the funds or generate revenue, would adversely impact the progress and development of the business, and negatively impact the potential to generate revenues and reach a level of profitability in the future.

      Future equity or debt financing may not be available to GPH on favorable terms or may not be available at all. Borrowing instruments such as credit facilities and lease agreements will likely have restrictions on lending money to a start-up company with little or no assets, such as ours. GPH's inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which would cause the business and prospects to suffer.

     I. The markets in which GPH  anticipates  competing are highly  competitive
     ---------------------------------------------------------------------------
and GPH may not be able to compete within the markets effectively.
------------------------------------------------------------------

      The existing online retail of wireless telecommunication's equipment market is intensely competitive. There are several substantial barriers to entry. GPH expect significant competition from the existing competitors within the market. Most of the competition will have greater resources than those of GPH, and they may be able to devote the resources necessary to develop a web presence that will be superior to the prospect being developed by GPH. GPH will be competing against larger companies that sell wireless telecommunication devises and accessories including, but not limited to Cell West.com, Action Wireless, Simply Wireless. GPH likely will face resistance from potential customers that have purchased their wireless communication devises from local outlets, whom represent major carriers of wireless operators including AT&T, BellSouth, and Cingular wireless. Due to the lack of operations and its financial condition GPH cannot give assurance that it will be able to successfully compete against current or future competitors.

     J. GPH  currently has one officer and director,  Daniel  Brailey,  whom has
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significant   control  on  all  matters  submitted  for  stockholder   approval.
--------------------------------------------------------------------------------

      Daniel Brailey, currently owns a 76.6% GPH's issued and outstanding common stock. As a result, he has significant control on the outcome of all matters submitted to a vote by stockholders, which may includ the election of directors, amendments to the certificate of incorporation, and approval of significant corporate transactions.

     K. The success of GPH will  substantially  depend upon Daniel Brailey,  the
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sole officer and director.
--------------------------

      The Company will be heavily dependent upon the skills, talents, and abilities of its officer and director to implement its business plan, and may, from time to time, find that the inability of Daniel Brailey to devote his full time attention to the business of the Company results in a delay in progress toward implementing the business plan. Daniel Brailey has limited experience in developing a start-up company and has had no experience developing an Internet related start-up company. This lack of experience may result in an inability of Mr. Brailey to develop and manage the business in such a manner that is beneficial to GPH and its shareholders.

     L. The sole officer and director,  Daniel  Brailey,  is currently  employed
     ---------------------------------------------------------------------------
elsewhere; this may create a conflict of interest between his current employment
--------------------------------------------------------------------------------
and GPH.
--------

      Daniel Brailey, the sole officer and director currently operates 2-Way Mobile Communications; a private company located in Washington, conflicts of interest may arise, thereby hindering the prospects of GPH Enterprises' business development. Mr. Brailey anticipates devoting 20-30 hours per month on the affairs of GPH. This amount of time may not be sufficient for the furtherance of GPH, thereby reducing the chance for GPH to be a successful business.

     M. There is no assurance of continuity in management for GPH.
     -------------------------------------------------------------

      The Company does not have an employment agreement with its sole officer or director, and as a result there is no assurance that Daniel Brailey will continue to manage GPH in the future. If Daniel Brailey leaves GPH and/or other management positions are filled within GPH the views and opinions of such management may not satisfy the shareholders motivating them to sell their shares, thereby potentially depressing the share price.

     N. Competition for qualified  personnel is intense both within the wireless
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communications and Internet industries.
----------------------------------------

      GPH intends to hire additional technical, sales, and other personnel as it moves forward with its business model. In the future, there can be no assurance that GPH will attract and retain key technical employees. If GPH cannot attract and retain the necessary technical, sales, and other personnel it would limit or prevent the ability of implementing GPH's proposed business and prevent GPH from generating revenues.

     O. The inability to manage growth would adversely affect GPH.
     -------------------------------------------------------------

      The planned expansion of operations will place significant strain on management, financial controls, operation systems, and other resources. The ability to manage future growth, should it occur, will depend in large part on the following factors, including, but not limited to:

          >> Develop and maintain a customer support system so that GPH can provide customer support without diverting management resources from operations development and expansion;

          >> Expand GPH's internal management and financial controls significantly, so that GPH can maintain control over operations and provide support to the entire staff as the number of personnel and size of GPH increases;

      If GPH is unable to achieve any of these objectives, it would negatively impact the potential to grow the business and generate greater revenues. As a result the value of the shares would depreciate significantly.

     P. Investors will pay more for GPH's common stock than the pro rata portion
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of our assets is worth; as a result  investing in the common stock may result in
--------------------------------------------------------------------------------
an immediate loss.
------------------

      The arbitrary offering price of $0.10 per common share as determined herein, is substantially higher than the net tangible book value per share of GPH's common stock. GPH's assets do not substantiate a share price of $0.10 per share. Therefore, an investment in GPH's common stock will incur immediate partial, if not full dilution, in net tangible book value to the purchaser of the common stock.

     Q. GPH has no public  market  for its stock and there is no  assurance  one
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will develop.
-------------

     There is no public market for GPH's shares of common stock. Although GPH intends to apply for listing on the NASD OTC Bulletin Board as soon as meeting listing requirements, there is no assurance that GPH will be granted a listing. If GPH is granted a listing, there is no assurance that a market for the common shares will develop. If a market develops, there can be no assurances that the price of the shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment. GPH's shares may be considered a "penny stock" within the meaning of Rule 3a-51-1 of the Securities Exchange Act, which will affect the ability to sell the shares; "penny stocks" often suffer wide fluctuations and have certain disclosure requirements, which make resale in the secondary market difficult if not impossible.

     GPH's shares will be subject to the Penny Stock Reform Act, which will affect shareholders ability to sell shares in any secondary market, which may develop. If the shares are not listed on a nationally approved exchange or the NASDAQ, or do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a "penny stock." The SEC regulates broker-dealer practices in connection with transactions in "penny stocks". Rules associated with transactions in penny stocks include the following:

          >>   The delivery of standardized risk disclosure documents;

          >> The provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;

          >>   Written   determination  that  the  penny  stock  is  a  suitable
               investment for purchaser;

>>       Written agreement to the transaction from purchaser.

      Even if GPH's stock are approved for quotation by a market maker through the NASD OTC Bulletin Board, stocks traded over this quotation system are usually thinly traded, highly volatile, and not followed by analysis.

     R. Virtually all of GPH's shareholders will be selling all of their shares.
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      The selling shareholders may sell or attempt to sell all of their shares being registered herein, as a result, the price of the stock may fall. GPH has a limited number of shares issued and outstanding. Sale of any significant amount of shares into the market would depress the share price and the share price may not appreciate thereafter.

     S. Relying on  forward-looking  statements in this  Registration  Statement
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could  cause  a  potential   investor  to  incorrectly   assess  the  risks  and
--------------------------------------------------------------------------------
uncertainties  of  investing in the GPH's stock  because our actual  results may
--------------------------------------------------------------------------------
differ materially from what was anticipated in those statements.
----------------------------------------------------------------

      Most of the matters discussed within this Registration Statement include forward-looking statements on GPH's current expectations and projections about future events, including among other things:

          >>   Implementing our business strategy;

          >> Obtaining and expanding market acceptance of the products and services GPH offer;

          >> Forecasting the acceptance of the Internet as a commerce vehicle and the wireless telecommunication market, size, and growth; and

          >> Competition and competitive influences within GPH's proposed market.

      In some cases you can identify forward-looking statements by terminology such as "may," will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties. Actual results and events may vary significantly from those discussed in the forward-looking statements. These forward-looking statements are made as of the date of this Prospectus, and GPH assumes no obligation to explain the reason why actual results may differ. In light of these assumptions, risks, and uncertainties, the forward-looking events discussed in this Prospectus might not occur.

                              AVAILABLE INFORMATION

      GPH filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both GPH Enterprises, Inc. and the securities in this offering, GPH refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

      As of the date of this prospectus, GPH has become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, GPH will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission.

      Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing GPH Enterprises Inc., 700 Sleater-Kinney Road SE Suite 243 B, Lacey, WA 98503.

                                 USE OF PROCEEDS

     GPH Enterprises, Inc. will not receive any proceeds from the sale of the securities being registered pursuant to this statement.

                         DETERMINATION OF OFFERING PRICE

      At present, there is no established public market for our shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by GPH and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

                                    DILUTION

      If, and when, the common shares of stock are registered, each selling security holder will be able to set the timing for sale of their shares, which may be based among several factors including price, of which there currently is no means to determine.

      The Board of Directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by GPH's Certificate of Incorporation, and to issue options for the purchase of such shares, on such terms and conditions, and for such consideration as the Board may deem appropriate without further stockholder action.

                            SELLING SECURITY HOLDERS

      GPH is registering, for offer and sale shares, the common stock held by certain selling security holders. The selling security holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act.

      GPH intends to apply for listing on the OTC Bulletin Board as soon as meeting listing requirements, there is no assurance that GPH will be granted a listing. To date, there have been no steps taken to list GPH's common stock on any public exchange for listing.

      All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth the beneficial ownership of the shares held by each person who is a selling security holder and by all selling security holders as a group.

Name of            Shares        Percentage   Total of    Total      Percentage
Selling            Owned Prior   Owned Prior  Shares      Shares     Owned
Security           to This       to This      Offerred    After      After
Holder             Offering      Offering     For Sale    Offering   Offering
----------------------------------------------------------------------------
Laura Bracken        17,500         1.3%       17,500          0       0.0%
Monte Miller          2,500         0.2%        2,500          0       0.0%
Tena Stromberger      2,500         0.2%        2,500          0       0.0%
Chris Frasier        10,000         0.8%       10,000          0       0.0%
Tony Willis          25,000         1.9%       25,000          0       0.0%
Shelly Willis        22,500         1.7%       22,500          0       0.0%
Dennis Miller        10,000         0.8%       10,000          0       0.0%
Nathan Meese          2,500         0.2%        2,500          0       0.0%
Aaron Hill            2,500         0.2%        2,500          0       0.0%
Mike Felice           5,000         0.4%        5,000          0       0.0%
Chris Bleeker         5,000         0.4%        5,000          0       0.0%
Betty Finch           2,500         0.2%        2,500          0       0.0%
Dale Wells            2,500         0.2%        2,500          0       0.0%
Charles Yost          2,500         0.2%        2,500          0       0.0%
John Weber            5,000         0.4%        5,000          0       0.0%
Dirk Booth           22,500         1.7%       22,500          0       0.0%
Scott Mitchell        2,500         0.2%        2,500          0       0.0%
Steve Borgman        20,000         1.5%       20,000          0       0.0%
Chad Hershberger     10,000         0.8%       10,000          0       0.0%

Betty King            2,500         0.2%        2,500          0       0.0%
Rita Palumbo          2,500         0.2%        2,500          0       0.0%
Keith St. Jeor       12,500         1.0%       12,500          0       0.0%
Kevin Cossey         12,500         1.0%       12,500          0       0.0%
Tracey Mead          12,500         1.0%       12,500          0       0.0%
Kenneth Aman         17,500         1.3%       17,500          0       0.0%
Margie Lien          15,000         1.1%       15,000          0       0.0%
Loris Moen            5,000         0.4%        5,000          0       0.0%
Mark Moen             5,000         0.4%        5,000          0       0.0%
John Hackney         15,000         1.1%       15,000          0       0.0%
Joanne McCormick     17,500         1.3%       17,500          0       0.0%
Perry McCormick      15,000         1.1%       15,000          0       0.0%

Selling Security
  Holders as a
  Group             305,000        23.4%      305,000          0       0.0%


      The selling security holders, as a group, are hereby registering 305,000 common shares, of which after the effective date of this registration statement, they may sell at any price or time.

      The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, GPH has given certain undertakings in Part II of the Registration statement of which this registration statement is a part of, which in general, commit GPH to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

      In the event the selling security holders receive payment for the sale of their shares, GPH will not receive any of the proceeds from such sales. GPH is bearing all expenses in connection with the registration of the shares of the selling security holders.

     Excluding the above mentioned officer and director, to our knowledge, none of the selling shareholders:

     1. Has had a material relationship with GPH Enterprises, Inc. other than as a shareholder, as noted above at any time since inception (March 2000); or

     2. Has ever been an officer or director of GPH Enterprises, Inc.

                              PLAN OF DISTRIBUTION

General

     GPH Enterprises, Inc. will not receive the proceeds from the sale of the shares by the selling security holders.

      The selling security holders' shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the selling security holders. The selling security holders may from time to time offer their shares for sale through underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling security holders may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling security holders or by agreement between the selling security holders and any underwriters.

      Any underwriters, dealers, or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      At the time a particular offer is made by, or on the behalf of, the selling security holders, a registration statement, including any necessary supplement thereto, will be distributed, which will set forth the number of shares of common stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions, and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, realized or paid to dealers, and the proposed selling price to the public.

      Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for, or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution.

      In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available, and with which GPH has complied.

      In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in shares during the effectiveness of the registration statement.

      GPH Enterprises, Inc. will pay the entire expenses incident to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                LEGAL PROCEEDINGS

      We are not a party to or aware of any threatened litigation of a material nature.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

      The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with GPH upon completion of the offering.

Name                  Age        Term Served             Title
-----                 ---        -----------             -----
Daniel Brailey        34         Since inception         President and Director

      The above person may be deemed a "promoter" of GPH, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

      There are no other persons nominated or chosen to become directors or executive officers, nor do we have any employees other than above mentioned officer and director. The By-laws of GPH require no fewer than one member on the board of directors and no more than seven.

Officer and Director Background:

       Daniel Brailey: In December of 2000, Mr. Brailey purchased 100% interest in 2-Way Mobile Communications (a Washington state based company), where he had been the managing director since 1994. His responsibilities include sales development, marketing, and the day-to-day operations of the business. 2-Way Mobile Communications provide 2-Way Radio, pager, and cellular services to individuals and businesses throughout the state of Washington.

      Currently GPH has no employees other than the current officer and director, Daniel Brailey, who currently operates 2-Way Mobile Communications. Mr. Brailey current obligations with 2-Way Mobile Communications may create potential conflicts of interest. The Officer anticipates devoting, at most, twenty to thirty hours per month to the furtherance of GPH Enterprises, Inc. This estimation may be increased or decreased depending on multiple factors including those described as risks within this Registration Statement. No commercial conflicts are anticipated by and between the current operating business of the Officer and GPH Enterprises, but no assurance or guarantee can be given that conflicts will not arise in the future between the two businesses.

      Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. The next such meeting is scheduled for March 2002. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

      There are no familial, or other relationships needing explanation, between Mr. Brailey and any other person(s).

      We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.

      No executive Officer or Director of GPH has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

      No executive Officer or Director of GPH is the subject of any pending legal proceedings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of our common stock as it relates to our named Director and executive Officer, and each person known to GPH to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name and Position                 Shares        Percent       Security
----------------                  ------        -------       --------
Daniel Brailey
President and Director           1,000,000       76.6%        Common

Officers and Directors as
a Group                          1,000,000       76.6%        Common

      Daniel Brailey's address is 700 Sleater-Kinney Road SE, Suite 243B, Lacey, Washington 98503.

      The above shares were paid for and issued in January 2001, for consideration of $3,000. (Please note that the above share total reflects the 5:1 forward split, effective in July of 2001.

                            DESCRIPTION OF SECURITIES

      The following statements set forth summaries of the material provisions of our Certificate of Incorporation and Bylaws, and are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws, which have been provided as Exhibits to this registration statement. The shares registered pursuant to the registration statement of which this prospectus is a part, are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

      GPH Enterprises, Inc.'s Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $.0001 par value per share. As of the date of this Prospectus, there are 1,305,000 common shares issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the Shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution, or winding up of GPH, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. All of the outstanding Shares of Common Stock are fully paid and non-assessable.

Preferred Stock

      GPH has not authorized any Preferred Stock, but in the future reserves the right to do so at the discretion of the board of directors.

Options and Warrants

      GPH does not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our Board of Directors may later determine to authorize options and warrants for GPH.

Dividend Policy

      GPH has not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that GPH will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future are those restrictions imposed by State Laws. Under Delaware corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities, plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

      GPH intends to contract with Transfer Online, Inc., Portland Oregon, as our transfer agent and registrar for the common stock within the next three to six months. (The Board of Directors reserves the right to contract with any qualified transfer agent).

Additional Information Describing Stock

      The above descriptions concerning the stock of GPH do not purport to be complete. Reference is made to GPH's Certificate of Incorporation and By-Laws which are included as exhibits to the registration statement of which this registration statement is a part and which are available for inspection at GPH's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

      If it meets the qualifications, GPH intends to apply for quotation of its securities on the OTC Bulletin Board, which is maintained by NASDAQ.

      If GPH's securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, GPH's securities. The over-the-counter market ("OTC") differs from national and regional stock exchanges in that it:

     >> is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and
     >> securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

      To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing.

      GPH plans to contract with a broker-dealer to file a 15c-211 with the NASD in order to get its securities listed on the OTC Bulletin Board. No assurance can be given that a broker-dealer will contract with GPH, or if so, that the NASD will approve our 15c-211 and allow the securities to be listed for trading on the OTC Bulletin Board. Reports to Shareholders GPH will furnish to its shareholders annual reports containing audited financial statements, examined and reported upon, and with an opinion expressed by, an independent certified public accountant. GPH may issue other unaudited interim reports to its shareholders, as it deems appropriate.

Penny Stock Regulation

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities. (See Risk Factor Q. "GPH has no public market for its stock and there is no assurance one will develop." Beginning on page 13).

                      INTEREST OF NAMED EXPERTS AND COUNSEL

      The financial statements of GPH Enterprises, Inc. for the period from inception on March 9, 2000 to December 31, 2001 included in this prospectus have been examined by Stark Winter Schenkein & Co., LLP, independent certified public accountants, as indicated in their report, and are included in this Prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

      The validity of the issuance of the common stock offered in this offering will be passed upon for GPH by James N. Barber, Attorney at Law.

      No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

      Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating GPH to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. GPH believes that these provisions will assist GPH in attracting and retaining qualified individuals to serve as directors.

      As permitted by Delaware law, GPH intends to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that GPH is required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and GPH would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that GPH, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, GPH is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. GPH believes that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

      GPH has agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

      We undertake the following:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           RELATED PARTY TRANSACTIONS

      On January 12, 2001, Daniel Brailey was issued 200,000 shares of our restricted common stock for consideration of $0.015 per share. Please note that these shares have since been forward split, on a five for one (5:1) basis, effective July 5, 2001, resulting in 1,000,000 common shares.

      It is contemplated that GPH may enter into certain transactions with our officers, directors or affiliates that may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:

      GPH has no formal written employment agreement or other contracts with our current officer, and there is no assurance that the services to be provided by him will be available for any specific length of time in the future. Daniel Brailey anticipates initially devoting no more than 20 -30 hours per month of his available time to GPH's affairs. If and when the business operations increase and a more extensive time commitment is needed, Daniel Brailey is prepared to devote more time to GPH's affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined, if and when, such arrangements become necessary.

                             DESCRIPTION OF BUSINESS

General

      GPH Enterprises, Inc. was incorporated on March 9, 2000. GPH is a development stage company that hopes to become a leading retailer of wireless telecommunications accessories and equipment on the Internet through an e-commerce enabled web site.

      Government approval is not necessary for our business, and government regulations have no, or only a negligible effect, on current respective businesses within the e-commerce marketplace.

      GPH has not incurred any significant research and development costs, and therefore do not expect to pass any of those costs on to our prospective customers.

      Our mailing address is at 700 Sleater-Kinney Road SE, Suite 243B, Lacey, Washington 98503. The telephone number of our principal executive office is
(360) 290-0215. Our web site, which as of the date of this registration statement is under construction, can be located at www. wirelessnetshop.com. The
                                                   ------------------------
information on our web site is not part of this prospectus.

Internet Industry

      The Internet industry is a young industry, but one of the fastest growing industries in the world. Our management believes that with the proper marketing campaign, GPH Enterprises, Inc.'s proposed e-commerce enabled web site can develop into the one of the most popular sites on the Internet for the distribution of wireless telecommunication accessories and equipment.

Marketing and Strategy

      GPH is developing an Internet web site with full electronic commerce capabilities, which will be used to offer our products for sale to the Internet consumer. In addition, GPH plans to promote our web site and our products by conventional advertising and marketing. Marketing programs will require the bulk of capital expenditure during the initial phases of business development. Marketing strategies will be designed to get consumers to GPH's web site and will be accomplished through various means including, but not limited to, radio and print media, product promotions through local "brick and mortar" wireless retail stores, and Internet advertising. In addition, GPH intends to increase customer awareness and demand for wireless accessories by implementing advertising and promotional campaigns addressed directly to mobile telecommunication users. Direct marketing is a proven method for selling products using systems that provide measurable results. GPH's marketing will be employing many direct marketing and media vehicles including:

      -Internet web banners
      -Opt-in e-mail
      -Internet search engine site promotion
      -Referral rewards
      -Direct links

      To help achieve our sales goals, GPH plans to implement an online marketing campaign that includes the above listed methods. The objective will be to build customer awareness of GPH Enterprises, Inc. in the online community and to seek to continually acquire new visitors to our web site at www.wirelessnetshop.com. Management believes one of the best ways to attract
-----------------------
this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. GPH Enterprises, Inc.'s online campaign will likely target sites that generate high traffic from Internet users who fit GPH's customer profile. In order to create this market presence and increase customer awareness, GPH intends to promote our web site on the most effective search engines, directories, and promotional sites the Internet offers. However to date, there have been no arrangements or negotiations with any company regarding any alliance of any kind, for the above said marketing strategies. Moreover, it is important to note that GPH has not yet fully develop our web site, and there can be no assurance that GPH will be able to implement any these marketing campaigns and strategies successfully, if at all.

      While listing a web site with search engines and promotional web sites will be a high priority for the foundation of GPH's marketing campaign, targeted links with web sites of similar interest will likely be another method management will employ to obtaining visitors that are interested in GPH's products on its web site.

      GPH will search for web sites of similar interest where it is likely to find our target audience to place targeted links. These links will have the potential to increase targeted traffic to GPH's web site at a relatively nominal fee. Moreover, GPH intends to design a professional banner and place it with various web sites on a "reciprocal" basis and may also purchase commercial online ad banners on highly trafficked web sites that appeal to GPH's target audience.

      Online communities such as Mailing Lists, Newsgroups, and Online Service Forums tend to be very successful in driving traffic to web sites as Internet surfers use these communities to get advice from their peers. GPH will work with a firm to send electronic message postings about our offerings in the various online communities that are visited by our target audience. Companies specializing in Community Discussion Sending include Word of Net Promotions, Webpromote, and Agency. To date, no specific arrangements or negotiations have been made with any such companies.

      Management plans to utilize targeted e-mail announcements with information about GPH's products and services that can be sent to individuals who have expressed an interest in receiving information regarding wireless accessories. The advantage of this method is, these individuals have voluntarily signed up to receive these e-mail messages about specific topics and are thereby more likely to read them. Response rates are expected to average between 5% to 10% with targeted e-mails. It is important to GPH that it maintains a clean corporate image by practicing "etiquette" when sending e-mail messages. In order to differentiate between e-mail messages that are voluntarily requested and true "spamming" from unwelcome sources, GPH plans to only send targeted e-mail to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the e-mail lists obtained from a third party source or compiled internally through our web site.

Products

      GPH Enterprises plans to develop an on-line retail business of distributing wireless communications equipment and accessories through an Internet web site. The web site itself will be structured to host both a comprehensive multi-distributor catalog and a cycling auction platform, from which consumers can shop for wireless communication equipment and accessories that includes, but will not limited to, cellular telephones, two-way radio equipment, pagers, car accessories, batteries, charging units, face plates, antennas, clips, and cases. The development of the web site is scheduled as follows:

     - April 2002; GPH plans to have the multi-distributor catalog completed and operational.

     - October 2002; GPH plans to have the auction platform developed and operationally.

      No guarantees or assurances can be made by GPH that it will accomplish its goals within the dates specified. Moreover, management has no current plan to substitute any additional products or services except those described herein (wireless communication equipment and accessories). No guarantee or assurance can be made that GPH's proposed business model will be effective in distributing these products.

      The web site will be designed to meet GPH Enterprises' strategy of providing a broad selection of wireless accessories from multiple manufactures and distributors giving customers the following benefits:

      Compelling Merchandise. A large selection of desirable products, within the wireless industry, most being from name brand manufactures at discounted prices.

      Competitive Pricing. By providing a broad selection of wireless goods via a multi-distributor catalog and the quick liquidation of products via the auction platform, the site will provide consumers with selection and competitive pricing.

      Convenience. Through the web site, GPH will be able to bring retail shopping of wireless products into consumers' homes and offices. Consumers will need not travel to fixed locations during limited hours to purchase items. The web site will enable consumers to browse, order, and purchase 24 hours a day, 7 days a week, in non-intimidating atmosphere without the pressure of salespeople.

     GPH believes it will have an advantage with the current competition by developing effective relationships with its clientele. Management believes this can be accomplished by combining the above benefits with consistent quality customer service. However, current competitors may prove to be too dominating and prevent GPH from ever establishing these relationships, as GPH is currently a development stage business. (See "Competition" beginning on page 29 and Risk Factors beginning on page 8 herein).

      Potential investors should realize that as of the date of this Prospectus, GPH is currently in the process of developing the Internet web site including the multi-distributor catalog and auction platforms and neither is operational.

      Even if GPH is successful in launching it proposed web site, GPH's future success will likely be dependent on several critical factors including, but not limited to, successfully raising capital, market acceptance, and management's continued focus on the development of the business. Furthermore, GPH Enterprises cannot assure investors that it will be able to overcome the risks described within this Registration Statement to meet the goal of its strategic business plan. (See Risk Factors, beginning on page 8).

Multi-Distributor Catalog

      The on-line multi-distributor catalog will bring varied wireless accessory products and information to one web site, where shoppers will be able to take advantage of the convenience of one-stop shopping.

      The mulit-distributor catalog will be the core of GPH's business. The multi-distributor catalog will be designed to provide consumers with wireless solutions, where they can obtain informative product data and comparisons for their wireless needs at one site without having to shop around.

      The key for successfully developing the multi-distributor catalog will be heavily dependent on the ability of management to establish relationships with wireless communication manufactures and distributors, including among others Nokia, Qualcomm, Sony, Motorola, NEC, and Phillips. To date, no specific relationship has been made by and between GPH and any manufacturer and/or distributor. Furthermore, GPH must be able to attract large numbers of potential buyers of wireless communication equipment consistently to the site and offer products that are appealing. Management believes this can be accomplished through aggressive marketing campaigns as detailed above in "Marketing and Strategy". No guarantee can be given that GPH will be able to attract large numbers of buyers to its proposed web site.

Auction Site

      GPH's auction site will be another way to promote product liquidity, specifically for discontinued or excess products that distributors may have in stock. The auction site will initially promote "Regular Auctions" where the seller posts an offer to sell, and buyers bid on the offer. This style of auction will each last for a predetermined amount of time and continuously cycle, keeping the auctions fresh, with new products for buyers to bid upon. As GPH continues to develop its business, it plans to add other auction formats that will further promote product liquidity among the sellers' inventories, such as a reverse auction and/or bulletin board auction format. Management believes this concept will provide an additional incentive to offer their products at GPH's web site.

      In the future, GPH plans to give not only wholesalers, but also consumers the option of auctioning their wireless products on GPH's site, in the same manner as described above. Management believes that this will attract potential users to the site who may not have otherwise visited. No guarantee or assurance can be made by GPH that this effort will ever materialize.

      GPH believes by staying specific and focusing its efforts on providing solutions for both the distributor and consumer through its multi-distributor catalog and auction platforms through its proposed web site, it will be able to manage its business effectively bringing it to a level of profitability, and give GPH and advantage in the market.

Current Market Conditions

      According to Forrester's Research, "the 2001 retail sector as a whole is currently struggling, but as a whole online retail is holding steady, as people continue to shop on-line to buy gifts and home goods and use auctions to find deals they can't get offline. New consumer data confirms that online shopping continues to take hold with US shoppers. Online sales have been estimated to hit approximately $65 billion by the end of 2001. However, the current market slowdown will require retailers to fight to defend their market share. However, a slowing economy doesn't mean that retailers should abandon or curtail their eCommerce initiatives: Online sales and usage are increasing. On an annual basis" (Forrester's Research, e-commerce October 2001).

      GPH believes specifically within the wireless industry, carriers are looking to develop new features to not only retain their market share, but also, reach new consumer segments and re-energize industry growth. This will likely mean new wireless telephones and equipment will enter the market. GPH believes a business that can provide quality wireless equipment and accessories and reasonable prices, will play a big part in providing an avenue to consumers for the sale of wireless equipment and accessories.

      Potential investors should keep in mind that GPH is a start-up business entering an emerging market that has established competition. (See "Risk Factors" beginning on page 8). However, GPH believes it can develop its business within this market environment and be poised to take advantage of the distribution of wireless equipment and accessories through its proposes web site.

      Note: GPH is relying on forward thinking concepts when describing the business development of the Company. Potential investors need to consider the Risk Factors provided herein on page 8, specifically when looking at GPH's "Description of Business". Section.

Employees

      GPH Enterprises, Inc. has no employees. Presently, Daniel Brailey, sole officer and director plans to devote approximately 20 -30 hours per month, on the business of GPH Enterprises, Inc.

Competition

      The electronic commerce market, continues to evolve rapidly, and is extremely competitive, with competition likely to intensify in the future. GPH Enterprises will compete with a variety of companies that are already established and have greater financial resources than those of GPH as well as additional start-up companies seeking to capitalize within the same market GPH does.

      There are multiple established competitors within the Internet retail wireless communications industry, including Action Wireless, Cell West.com Wireless.com, and Simply Wireless to name just a few. Currently, management is unaware of the specific market share each if its potential competitors hold. However, GPH Enterprises believes it will be able to set itself apart by combining a web site with both the multi-distributor catalog and auction methods of distribution. GPH's objective for the consumer is to provide a site where they can find solutions for there wireless needs by providing a comprehensive catalog representing multiple distributors, as well as an opportunity to auction their own wireless equipment and accessories. GPH's objective for distributors of wireless equipment and accessories will be to provide a site where they can realize a high degree of liquidity in the sale of their wireless products.

      Aside from the direct competition GPH will face, there are numerous indirect competitors, including network operators such as AT&T (AT&T Digital and AT&T PocketNet), AirTouch Cellular, Cellular One, Cingular, Southwestern Bell Mobile, Pacific Bell, Quest Wireless. The network providers provide equipment and accessories of wireless devises through multiple wireless equipment manufactures, such as Qualcomm, Ericsson, Motorola, Sony, NEC, Phillips, and Nokia, at low costs in exchange for an airtime contract. Although GPH Enterprises is not planning to challenge these wireless operators for market share in the initial sale of wireless devises and accessories, these companies have the ability to distribute their products directly and exclusively, which could negatively impact GPH.

      Although the competition is abundant GPH believes there are significant market opportunities for the sale of wireless equipment and accessories to individuals who want to upgrade their equipment when new technology enters the marketplace or are just looking for a "good deal."

      The information within this registration statement focuses primarily on details regarding GPH specifically, and not on the industry in which GPH plans operate, potential investors may wish to conduct their own separate investigation of GPH's industry to obtain broader insight in assessing GPH's prospects.

Patents

      GPH hold no patents for its products.

Government Regulation

      Government approval is not necessary for our business, and it is anticipated that government regulations will have little or no effect on our

             MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion should be read in conjunction with GPH Enterprises Inc.'s audited financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

Company Overview

      GPH Enterprises, Inc was organized on March 9, 2001, and has not yet commenced any revenue-generating operations. GPH plans to engage in the business of selling wireless telecommunication accessories and equipment, primarily to domestic consumers, from an e-commerce equipped web site (See "Description of Business"). Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever be listed or quoted in the future or ever have a market develop for its common stock.

Plan of Operations - General

      Our plan of operations is to be a leading provider of wireless accessories and equipment on the Internet. GPH plans to sell high quality wireless accessories and equipment at a reasonable price though the Internet medium.

      As of December 31, 2001, GPH had $ 8,406 cash on hand and in the bank. Management believes this amount will satisfy the cash requirements of GPH for the next twelve months or until such a time additional proceeds are raised. GPH plans to satisfy our future cash requirements by additional equity financing. This will likely be in the form of private placements of common stock. There is no additional offering in the works at present. There can be no assurance that GPH will be successful in raising additional equity financing, and, thus, be able to satisfy our future cash requirements, which primarily consist of working capital directed towards the development of the web site and marketing campaigns, as well as legal and accounting fees. GPH depends upon capital to be derived from future financing activities such as subsequent offerings of our stock. There can be no assurance that GPH will be successful in raising the capital GPH requires. Management believes that if subsequent private placements are successful, GPH will be able to generate revenue from online sales of wireless communications accessories and equipment and achieve liquidity within the following twelve to fourteen months thereof. GPH does not anticipate any further research of any products. GPH does not expect the purchase or sale of plant or any significant equipment, and GPH does not anticipate any change in the number of our employees. GPH has no current material commitments. GPH has generated no revenue since our inception.

      GPH has begun to negotiate with a third-party programmer to help design and develop GPH's web site, and currently has had a third party programmer perform some work on a "pay as you complete the work" basis. GPH anticipates the launching of its multi-distributor catalog and having it operational by April 2002; and, approximately six to eight months thereafter, anticipates launching and having its proposed auction platform operational.

      GPH has no current plans, preliminary or otherwise, to merge with any other entity.

      GPH is still considered to be a development stage company, with no significant revenue, and GPH will be dependent upon the raising of additional capital through placement of our common stock in order to continue with the business plan. There can be no assurance that GPH will be successful in raising the capital GPH requires through the sale of our common stock.

      As of December 31, 2001 GPH has allocated $3,500 towards the development of it proposed web site and multi-distributor platform.

      The following step will need to be accomplished in order for GPH to become operational:

     >> Complete development of the web site and platforms. Management has estimated the time frame to accomplish this to be October 2002 and cost approximately $3,000.

      Once GPH has begun operations, management anticipates establishing a course for a second round of financing. Management plans to develop a Company presentation after the web site has been developed and is functional and then establish contacts with venture capital, private investment company(s), and other financial institutions. Estimated cost to complete this step $2,500. The estimated time frame is uncertain at present, but it will likely be within the next twelve months.

      If and when, GPH is successful in raising additional capital it plans to begin its initial marketing campaign. This step is described in more detail within this Prospectus. Estimated cost to complete this step for the initial period is approximately $35,000.

      Management has estimated the following administrative costs for the next twelve months and will use the current cash on hand to fund the following:

      - Printing and Postage        $    200
      - Accounting                     3,500
      - Transfer Agent                 1,000
      - Miscellaneous                    300
                                    --------
      Total                         $  5,000

       Over the next twelve monthsGPH plans on using its current cash on hand to fund the development of its web site and platforms (estimated at $3,000) and fund the administrative costs (estimated at $5,000).

      As GPH expands its business, it will likely incur losses. GPH plans on funding these losses through revenues generated through its proposed web site. However, if GPH is unable to satisfy its capital requirements through its revenue production, GPH may seek to raise additional capital through the sale of its securities and or look to borrow funds. However, there can be no assurance or guarantee given that GPH will be able to borrow funds or raise capital successfully.

      Although management believes the above timeframes for the related business steps are conservative and can likely be accomplished by GPH, potential investors should be aware that several unforeseen or unanticipated delays may impede GPH from accomplishing the above-described steps. Some examples include, in developing an Internet web site problems may arise with programming and testing that management cannot overcome, creating a time delay and resulting in additional costs to GPH. In developing the means for a second round of financing GPH may find that potential financiers are unreceptive to GPH's business plan and provide no options to raise additional capital. If this should occur the GPH would likely not be able to continue as a going concern and investors could lose all of their investment. Potential Investors should carefully read the Risk Factors described herein beginning on page 8.

      Furthermore, if additional funds are secured by GPH there is no guarantee that the proposed marketing strategy will be effective in accomplishing the goals GPH has set. This may force management to redirect its efforts and create the need for additional time, money, and resources, of which, GPH may not be successful in providing.

                             DESCRIPTION OF PROPERTY

     GPH Enterprises, Inc. principle executive address is 700 Sleater-Kinney Road SE, Suite 243B, Lacey, WA 98503. Daniel Brailey is currently providing the office and maintaining the mailing address for GPH.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 12, 2001, a total of 200,000 shares were issued to Daniel Brailey, GPH's sole Officer and Director, at a price of $0.015 per share. Total consideration was $3,000. As a result of the 5:1 forward split of GPH's common stock, which occurred in July 2001, Mr. Brailey shows on record as now holding 1,000,000 common shares, all of which are deemed "restricted" according to Rule
144. Accordingly, the selling shareholders of GPH, of whom held a total of 61,000 common shares and paid consideration of $0.35 per share, also received 5:1 common shares, as it related to their holding(s) resulting in a total of 305,000 selling shareholder common shares.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      There is no trading market for GPH's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop, that it will continue.

Holders

      As of the date of this registration statement, there were a total of thirty-two (32) active stockholders, including the officer and director.

Dividends

      GPH has not paid any dividends to date, and has no plans to do so in the foreseeable future.

                             EXECUTIVE COMPENSATION

      GPH has made no provisions for cash compensation to our officer and director. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary. There have been no grants of options or SAR grants given to any of our executive officers for the life of GPH.

      GPH does not presently have a stock option plan. However, in the future, GPH may develop an incentive based stock option plan for our officers and directors and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

                              GPH Enterprises, Inc.
                          AUDITED FINANCIAL STATEMENTS


                                Table of Contents

                                                              Page
                                                              ----

                Report of Independent Auditor                 F-1
                Balance Sheets                                F-2
                Statements of Operations                      F-3
                Statement of Stockholders' Equity             F-4
                Statements of Cash Flows                      F-5
                Notes to Financial Statements                 F-6-9



                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

      GPH has had no disagreements with its accountants, and has no further financial disclosure other than the financial statements included herein.

                         REPORT OF INDEPENDENT AUDITORS


Stockholders and Board of Directors
GPH Enterprises, Inc.

We have audited the accompanying balance sheets of GPH Enterprises, Inc. (A Development Stage Company) as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2001, the period from inception (March 9, 2000) to December 31, 2000 and the period from inception (March 9, 2000) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GPH Enterprises, Inc. (A
Development Stage Company) as of December 31, 2001, and results of its operations and its cash flows for the year ended December 31, 2001, the period from inception (March 9, 2000) to December 31, 2000 and the period from inception (March 9, 2000) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Stark Winter Schenkein & Co., LLP


Denver, Colorado
January 18, 2002

                                  GPH Enterprises, Inc.
                              (A Development Stage Company)
                                      Balance Sheet
                                    December 31, 2001


Assets

Current assets:
   Cash                                                                $  8,406
                                                                       --------

Other assets:
   Intangible asset - web site                                            3,500
                                                                       --------

                                                                       $ 11,906
                                                                       ========

Liabilities and stockholders' equity

Current liabilities:
   Total current liabilities                                           $   --
                                                                       --------

Stockholders' equity:
   Common stock, $.0001 par value,
      100,000,000 shares authorized,
      1,305,000 shares issued and outstanding                               131
   Additional paid in capital                                            24,219
   Deficit accumulated during the development stage                     (12,444)
                                                                       --------
                                                                         11,906
                                                                       --------

                                                                       $ 11,906
                                                                       ========



            See the accompanying notes to the financial statements.


                                        GPH Enterprises, Inc.
                                    (A Development Stage Company)
                                      Statements of Operations
For the Year Ended December 31, 2001, the Period From Inception (March 9, 2000) to December 31, 2000
                 and the Period From Inception (March 9, 2000) to December 31, 2001

                                                      Year          Inception      Inception
                                                      Ended             to             to
                                                   December 31,     December 31,  December 31,
                                                       2001            2000           2001
                                                   ------------    ------------   ------------
Revenue                                            $       --      $       --     $       --
                                                   ------------    ------------   ------------

Operating expenses:
   Selling, general and administrative expenses          12,562            --           12,562
                                                   ------------    ------------   ------------

(Loss) from operations                                  (12,562)           --          (12,562)

Other income:
  Interest                                                  118            --              118
                                                   ------------    ------------   ------------

Net (Loss)                                         $    (12,444)   $       --     $    (12,444)
                                                   ============    ============   ============

Per share information - basic and fully diluted:

  Weighted average shares outstanding                 1,258,425            --        1,258,425
                                                   ============    ============   ============

  Net (loss) per share                             $      (0.01)   $       --     $      (0.01)
                                                   ============    ============   ============



            See the accompanying notes to the financial statements.


                                             GPH Enterprises, Inc.
                                         (A Development Stage Company)
                                       Statement of Stockholders' Equity
                      For the Period From Inception (March 9, 2000) to December 31, 2001

                                                                                       Deficit
                                                                                      Accumulated
                                                       Common Stock                    During the
                                                   --------------------     Paid in   Development
                                                     Shares      Amount     Capital      Stage        Total
                                                   ---------   ---------   ---------   ---------    ---------
Beginning balance                                       --     $    --     $    --     $    --      $    --

Balance December 31, 2000                               --          --          --          --           --
Common shares issued for cash at $.003 per share
  during January 2001                              1,000,000         100       2,900        --          3,000
Common shares issued for cash at $.07 per share
  during March and April 2001                        305,000          31      21,319        --         21,350
Net (loss) for the year                                 --          --          --       (12,444)     (12,444)
                                                   ---------   ---------   ---------   ---------    ---------

Balance at December 31, 2001                       1,305,000   $     131   $  24,219   $ (12,444)   $  11,906
                                                   =========   =========   =========   =========    =========






            See the accompanying notes to the financial statements.


                                GPH Enterprises, Inc.
                            (A Development Stage Company)
                              Statements of Cash Flows
For the Year Ended December 31, 2001, the Period From Inception (March 9, 2000) to December 31, 2000
         and the Period From Inception (March 9, 2000) to December 31, 2001

                                             Six Months     Inception       Inception
                                               Ended            to             to
                                              June 30,      December 31,     June 30,
                                                2001            2000          2001
                                            ------------    ------------   ------------
Net (loss)                                  $    (12,444)   $       --     $    (12,444)
                                            ------------    ------------   ------------
Net cash (used in) operating activities          (12,444)           --          (12,444)
                                            ------------    ------------   ------------

Cash flows from investing  activities:
  Investment in intangible asset                  (3,500)           --           (3,500)
                                            ------------    ------------   ------------
Net cash (used in) investing activities           (3,500)           --           (3,500)
                                            ------------    ------------   ------------

Cash flows from financing activities:
  Proceeds from stock issuance                    24,350            --           24,350
                                            ------------    ------------   ------------
Net cash provided by financing activities         24,350            --           24,350
                                            ------------    ------------   ------------

Net increase in cash                               8,406            --            8,406

Beginning - cash balance                            --              --             --
                                            ------------    ------------   ------------

Ending - cash balance                       $      8,406    $       --     $      8,406
                                            ============    ============   ============

Supplemental cash flow information:
  Cash paid for income taxes                $       --      $       --     $       --
  Cash paid for interest                    $       --      $       --     $       --



            See the accompanying notes to the financial statements.

                              GPH Enterprises, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001


Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on March 9, 2000 in the State of Delaware. The Company is in the development stage and its intent is to conduct business as an internet e-commerce web site selling wireless telecommunications accessories and equipment. The Company has chosen December 31 as a year end and had no significant activity from inception to December 31, 2001.

Revenue Recognition

The Company recognizes revenue when services are provided or products are shipped.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information." Certain information is disclosed, per SFAS No. 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

                              GPH Enterprises, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001
Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Web Site Development Costs

The Company's web site will comprise multiple features and offerings. It is anticipated that the offerings will require future development and refinement. In connection with the development of its site, the Company will incur external costs for hardware, software, and consulting services, and internal costs for payroll and related expenses of its technology employees directly involved in the development. All hardware costs will be capitalized. Purchased software costs will be capitalized in accordance with Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". All other costs will be reviewed for determination of whether capitalization or expense as product development cost is appropriate in accordance with Statement of Position 98-1.

The Company's web site will be amortized over its estimated useful life of 3 years.

Recent Pronouncements

In December 1999, the Securities and Exchange Commission issued Bulletin No. 101 ("SAB 101"). SAB 101 provides guidance on applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements. The implementation of SAB 101 did not have an impact on the Company's operating results.

In July, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for the year beginning January 1, 2002; however certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

                              GPH Enterprises, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001


In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

Note 2. STOCKHOLDERS' EQUITY

During September 2000 the Company agreed to issue 1,000,000 shares of common stock to its president as founders stock for cash aggregating $3,000. These shares were issued and paid for in January 2001.

During the period from March through April 2001 the Company issued 305,000 shares of common stock pursuant to a private placement for cash aggregating $ 21,350.

On July 5, 2001 the Company effected a 5 for 1 forward stock split. All share and per share amounts have been restated to retroactively give effect to this split.

The Company currently has no operations and no need for office space or services. It is currently intended that the Company will be provided office space and services when needed, by an officer. The fair value of any rent or services will be charged to operations when provided and recorded as contributed capital.

Note 3. INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes", which requires use of the liability method. FAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

            Income tax provision at
             the federal statutory rate    34 %
            Effect of operating losses    (34)%
                                          ---
                                           -
                                          ===

As of December 31, 2001, the Company has a net operating loss carryforward of approximately $12,000. This loss will be available to offset future taxable income. If not used, these carryforwards will expire in 2021. The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2001.

                              GPH Enterprises, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001

Note 4. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2001, the Company incurred a net loss of $12,444. In addition, the Company has no significant assets or revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                   Indemnification of Directors and Officers.

      The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      1. Section 145 of the Delaware General Corporation Law provides that each corporation shall have the following powers:

      (a) A corporation may indemnify any person who was of is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      2. The Issuer's Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Delaware General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

                   Other Expenses of Issuance and Distribution

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions, and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                              Amount
                                             --------
   - SEC registration fee                    $      8
   - Printing and Shipping                        500
   - Legal                                      2,500
   - Accounting                                 4,500
   - Transfer + Misc.                           2,000
   - Miscellaneous                                500
                                             --------
     Total                                   $ 10,008

   Note: All expenses are "estimates" except the SEC filing fee.

                    RECENT SALES OF UNREGISTERED SECURITIES.

      The following sets forth information relating to all previous sales of common stock by the Registrant, which sales were not registered under the Securities Act of 1933.

      On January 12, 2001, Daniel Brailey was issued 200,000 shares of common stock at a cost of $.015 per share, for total proceeds of $3,000. The foregoing purchase and sale was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

      Between January 25, 2001 to April 30, 2001, pursuant to an offering, the Company authorized the sale and issuance of 61,000 shares of its common stock. These shares were issued under Rule 504 of Regulation D promulgated under the Securities Act of 1933 to a total of thirty-one (31) private non-affiliated shareholders at an issuance price of $0.35 per share, within the State of Washington. At the time these shares were purchased none of the above thirty one shareholders was an affiliated shareholder, as none owned in excess of ten percent of the issued and outstanding shares of the Company, and none were officers, directors, or control persons of the Company. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to
Section 4(2) on the basis that the transactions did not involve a public offering.

                                INDEX TO EXHIBITS

      The following exhibits are filed as part of this Registration Statement:

   Number          Exhibit Name                           Location
   ------          ------------                           --------
    3(i)           Certificate of Incorporation           Included
    3(ii)          By-Laws                                Included
    5              Opinion re: Legality                   Included
   11              Statement re: earnings per share       See Financials Herein
   23              Consents of Experts and Counsel        Included

      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

                                  UNDERTAKINGS

      The undersigned registrant undertakes:

       1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

       c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

       2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

       3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Lacey, State of Washington, on October 14, 2001.

                                   GPH Enterprises, Inc.

                                   /s/ Daniel Brailey
                                   ---------------------------
                                       Daniel Brailey
                                       President and Director

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                                   /s/ Daniel Brailey
                                   ---------------------------
                                       Daniel Brailey
                                       President and Director

Date: October 14, 2001